EXHIBIT 23
                      CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our report dated March 24, 1999, included in the 1999 Annual Report to Shareholders of Wal-Mart Stores, Inc.

      We also consent to the incorporation by reference of our report dated March 24, 1999, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 1999, in the following registration statements and related prospectuses.

Stock Option Plan of 1984 of            Form S-8       File No. 2-94358
 Wal-Mart Stores, Inc., as amended                          and 33-43315

Stock Option Plan of 1994 of            Form S-8       File No. 33-55325
 Wal-Mart Stores, Inc., as amended

Debt Securities and Pass-Through        Form S-3       File No. 33-55725
 Certificates of
 Wal-Mart Stores, Inc.

Director Compensation Plan              Form S-8       File No. 333-24259
 of Wal-Mart Stores, Inc.

Debt Securities of Wal-Mart             Form S-3       File No. 33-53125
 Stores, Inc.

Dividend Reinvestment and               Form S-3       File No. 333-2089
 Stock Purchase Plan of
 Wal-Mart Stores, Inc.

401(k) Retirement Savings               Form S-8       File No. 333-29847
 Plan of Wal-Mart Stores, Inc.

401(k) Retirement Savings               Form S-8       File No. 33-44659
 Plan of Wal-Mart Puerto Rico, Inc.

Form S-3 Registration Statement         Form S-3       File No. 333-56993
 Covering 14,710,000 Shares

Associate Stock Purchase Plan of        Form S-8       File No. 333-62965
 Wal-Mart Stores, Inc.

Stock Incentive Plan of Wal-Mart        Form S-8       File No. 333-60329
 Stores, Inc.


                                        /s/  Ernst & Young LLP
                                             Ernst & Young LLP

Tulsa, Oklahoma
April 15, 1999